EXHIBIT 99.1

3D Systems Earns 28 Cents Per Share; Announces Two-for-One Stock Split

ROCK HILL, S.C., April 28, 2011 (GLOBE NEWSWIRE) -- 3D Systems Corporation (Nasdaq:TDSC) announced today that it earned 28 cents per share, fully diluted, for the first quarter of 2011 on a 51% revenue increase and a 62% gross profit improvement compared to the first quarter of 2010.

"We are pleased with our continued strong revenue growth and gross profit margin expansion from all of our products and services," said Abe Reichental, 3D Systems' President and Chief Executive Officer.

The company also announced that its Board of Directors has declared a two-for-one split of the company's common stock. On May 18, 2011, each stockholder of record at the close of business on May 9, 2011 will receive one additional share for every outstanding share held on the record date. Trading is expected to begin on a split-adjusted basis on May 19, 2011. The company believes that the stock split could increase trading liquidity and attract a broader investor base.

The table below summarizes the company's key first quarter financial results.

($ in millions)	First Quarter
Operating Highlights	2011	2010	% Change Favorable (Unfavorable)
Revenue	$47.9	$31.6	51%
Gross profit	$23.2	$14.3	62%
% of revenue	48%	45%
Operating expenses	$15.8	$11.7	(35%)
% of revenue	33%	37%
Operating income	$7.4	$2.7	179%
% of revenue	15%	8%
Net income	$6.8	$2.0	238%
% of revenue	14%	6%
Diluted earnings per share	$0.28	$0.09	211%
Available cash	$70.8	$26.6	166%
Depreciation & amortization	$2.4	$1.5	(60%)
% of revenue	5%	5%
- Percents are rounded to nearest whole number

For the first quarter 2011 the company delivered revenue growth from all its revenue categories. 3D printers accounted for a $4.8 million increase, print materials grew by $2.0 million and services, including custom parts, increased by $9.6 million compared to the first quarter of 2010.  Organic growth accounted for 23% of the total revenue increase.

Gross profit margin for the quarter expanded 310 basis points to 48.4% over the 2010 quarter reflecting across the board margin gains on volume and mix and from continuous operational improvements.

The company reported that its net income of $6.8 million for the 2011 quarter included $2.8 million of non-cash expenses related to depreciation, amortization and stock-based compensation expense compared to $2.0 million of net income for the 2010 quarter, which included $1.8 million comparable non-cash expenses.

The company ended the first quarter of 2011 with $70.8 million of available cash. During the quarter the company used $22.7 million to fund strategic investing activities and completed a common stock offering with net proceeds of $54.0 million.

"We remain focused on democratizing access to affordable and viable 3D content-to-print solutions for professionals and consumers alike. We are optimistic about our future and believe that we are on track to achieve our long-term target operating model," concluded Reichental.

Conference Call and Audio Webcast Details

3D Systems will hold a conference call and audio webcast to discuss its operating results for the first quarter 2011 on Thursday, April 28, 2011 at 11:30 a.m., Eastern Time.

  To access this Conference Call, dial 1-(888) 626-7452 from in the U.S. or (201) 604-5102 from outside the U.S.
  To access the audio webcast, log onto 3D Systems' Web site at www.3dsystems.com/ir. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation. The webcast will be available for replay beginning approximately two hours after completion of the call at: www.3dsystems.com/ir.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and custom part services. Its expertly integrated rapid prototyping and manufacturing solutions reduce the time and cost of designing new products and printing real parts directly from digital input. These solutions are used to design, communicate, prototype and produce functional end-use parts and customers create with confidence.

More information on the company is available at www.3DSystems.com, www.Printin3D.com, www.3Dproparts.com, www.toptobottomdental.com, www.dpt-fast.com, www.bitsfrombytes.com, www.mqast.com, www.quickparts.com, blog.3Dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

Tables Follow

3D SYSTEMS CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
Quarters Ended March 31, 2011 and 2010

	Quarter Ended March 31,
(in thousands, except per share amounts)	2011	2010

Revenue:
Products	$ 29,144	$ 22,397
Services	18,752	9,230
Total revenue	47,896	31,627

Cost of sales:
Products	13,751	11,004
Services	10,948	6,302
Total cost of sales	24,699	17,306

Gross profit	23,197	14,321

Operating expenses:
Selling, general and administrative	12,964	9,158
Research and development	2,822	2,505
Total operating expenses	15,786	11,663

Income from operations	7,411	2,658
Interest and other income (expense), net	296	(404)

Income before provision for income taxes	7,707	2,254
Provision for income taxes	885	236

Net income	$ 6,822	$ 2,018

Other comprehensive income
Unrealized gain (loss) on pension obligation	3	(7)
Foreign currency translation adjustments	1,123	(514)
Comprehensive income	$ 7,948	$ 1,497
Basic earnings per share (1)	$ 0.29	$ 0.09
Diluted earnings per share (1)	$ 0.28	$ 0.09

(1) See Schedule 1 for the calculation of basic and diluted earnings per share.

3D SYSTEMS CORPORATION
Unaudited Consolidated Balance Sheets
March 31, 2011 and December 31, 2010

(in thousands)	March 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$ 70,828	$ 37,349
Accounts receivable, net	39,293	35,800
Inventories, net	26,573	23,811
Prepaid expenses and other current assets	2,671	1,295
Deferred income tax assets	1,585	1,874
Restricted cash	12	11
Total current assets	140,962	100,140

Property and equipment, net	27,071	27,669
Other intangible assets, net	33,590	18,275
Goodwill	73,793	58,978
Other assets, net	4,087	3,738
Total assets	$ 279,503	$ 208,800

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 198	$ 224
Accounts payable	23,363	26,556
Accrued and other liabilities	27,439	17,969
Customer deposits	2,387	2,298
Deferred revenue	11,072	10,618
Total current liabilities	64,459	57,665

Long-term portion of capitalized lease obligations	7,655	8,055
Other liabilities	10,418	9,961
Total liabilities	82,532	75,681

Commitments and contingencies	--	--
Stockholders' equity:
Preferred stock, authorized 5,000 shares, none issued	--	--
Common stock, authorized 60,000 shares, issued and outstanding 25,005 (2011) and 23,474 shares (2010)	25	23
Additional paid-in capital	242,157	186,252
Treasury stock, at cost; 137 shares (2011) and 134 shares (2010)	(192)	(189)
Accumulated deficit	(51,103)	(57,925)
Accumulated other comprehensive income	6,084	4,958
Total equity	196,971	133,119
Total liabilities and equity	$ 279,503	$ 208,800

3D SYSTEMS CORPORATION
Unaudited Consolidated Statements of Cash Flows
Three Months Ended March 31, 2011 and 2010

	Three Months Ended March 31,
(in thousands)	2011	2010

Cash flows from operating activities:
Net income	$ 6,822	$ 2,018
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	341	41
Depreciation and amortization	2,410	1,511
Provision for bad debts, net	469	(4)
Stock-based compensation	387	267
Loss on the disposition of property and equipment	--	2
Changes in operating accounts:
Accounts receivable	474	1,590
Inventories	(2,355)	(1,982)
Prepaid expenses and other current assets	(1,075)	(165)
Accounts payable	(7,445)	1,405
Accrued liabilities	1,009	92
Customer deposits	45	(84)
Deferred revenue	(843)	(195)
Other operating assets and liabilities	50	271
Net cash provided by operating activities	289	4,767

Cash flows used in investing activities:
Purchases of property and equipment	(475)	(254)
Acquisition of businesses, net of cash acquired	(22,125)	(2,600)
Additions to license and patent costs	(66)	(118)
Net cash used in investing activities	(22,666)	(2,972)

Cash flows provided by financing activities:
Proceeds from issuance of common stock	53,985	--
Restricted stock proceeds and stock options	1,532	217
Repayment of long-term debt	(55)	(52)
Restricted cash	(1)	--
Net cash provided by financing activities	55,461	165

Effect of exchange rate changes on cash	395	(237)

Net increase in cash and cash equivalents	33,479	1,723
Cash and cash equivalents at the beginning of the period	37,349	24,913
Cash and cash equivalents at the end of the period	$ 70,828	$ 26,636

Supplemental Cash Flow Information:
Interest payments	$ 145	$ 149
Income tax payments	258	125
Non-cash items:
Transfer of equipment from inventory to property and equipment, net	--	430
Transfer of equipment to inventory from property and equipment, net	5	369
Issuance of stock for acquisition of businesses	--	2,000

3D SYSTEMS CORPORATION
Schedule 1

Following is a reconciliation of the numerator and denominator of the basic and diluted net earnings (loss) per share computations:

	Quarter Ended March 31,
(in thousands, except per share amounts)	2011	2010

Basic and diluted earnings per share:
Basic earnings per share:
Numerator:
Net income	$ 6,822	$ 2,018

Denominator:
Weighted average common shares outstanding	23,793	22,844

Basic earnings per share	$ 0.29	$ 0.09

Diluted earnings per share:
Numerator:
Net income	$ 6,822	$ 2,018

Denominator:
Weighted average common shares outstanding	23,793	22,844
Effect of dilutive securities:
Stock options and restricted stock awards	528	278
Diluted weighted average shares outstanding	24,321	23,122

Diluted earnings per share	$ 0.28	$ 0.09
CONTACT: Investor Contact: Stacey Witten
         803-326-4010
         WittenS@3dsystems.com

         Media Contact: Katharina Hayes
         803-326-3941
         HayesK@3dsystems.com